F A I R  V A L U E  I N  C A S H  T O D A Y

January and February, 2007

Important Notice

This document relates to the tender offer being made in Portugal (the “Portuguese Offer”) by Sonaecom, SGPS, S.A. (“Sonaecom”) and Sonaecom, B.V. for all
ordinary shares and class A shares of Portugal Telecom, SGPS, S.A. (“PT”). The Portuguese Offer is made solely by a prospectus containing and setting out the terms and conditions of the Portuguese Offer (the “Portuguese Prospectus”).  PT investors and security holders are urged to read the Portuguese Prospectus regarding the tender offer for PT in Portugal, because it contains important information. The Portuguese Prospectus and certain complementary documentation have been filed in Portugal with the Portuguese Securities Market Commission (Comissão do Mercado de Valores Mobiliários) (the “CMVM”). Free copies of the
Portuguese Prospectus are available on the CMVM’s website at www.cmvm.pt.  The Portuguese Prospectus is also available from Sonaecom on its website at
www.sonae.com. Copies of the Portuguese Prospectus will not be mailed or otherwise distributed in or sent into or made available in the United States.

U.S. persons who hold ordinary shares of PT and holders of American Depositary Shares of PT wherever located may participate the tender offer by Sonae,
SGPS, S.A. (“Sonae”), Sonaecom, and Sonaecom, B.V. (together with Sonae and Sonaecom, the “Purchasers”), for PT shares being conducted in the United
States. The Purchasers have filed with the United States Securities and Exchange Commission (the “SEC”) a statement on Schedule TO, which includes an offer to purchase and related offer materials for all ordinary shares held by U.S. persons and for PT ADSs held by holders wherever located (collectively, the
“Tender Offer Statement”). PT has filed a Solicitation/ Recommendation Statement on form Schedule 14D-9 with the SEC. U.S. persons who hold ordinary shares of PT and holders of American Depositary Shares of PT wherever  located are advised to read the Tender Offer Statement and the
Solicitation/Recommendation Statement because they contain important information.  U.S. INVESTORS AND U.S. HOLDERS OF PT SECURITIES AND ALL
HOLDERS OF ADSs ARE URGED TO READ THE OFFER TO PURCHASE, THE STATEMENT ON SCHEDULE TO, AND ANY OTHER RELEVANT
DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS AND SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN
IMPORTANT INFORMATION. Investors and security holders may obtain free copies of the offer to purchase and related offer materials and the statement on
Schedule TO, as well as other relevant documents filed with the SEC, at the SEC’s website at www.sec.gov. The offer to purchase and other transaction-related documents are being mailed to holders of PT securities eligible to participate in the U.S. offer and additional copies may be obtained for free from Innisfree M&A
Incorporated, the information agent: 501 Madison Avenue, 20th Floor, New York, New York 10022, Toll Free (888) 750-5834, Banks and Brokers Call Collect
(212) 750-5833.

This document does not constitute an invitation to sell or an offer to buy any securities or a solicitation of any vote or approval.

This document may contain forward-looking information and statements about Sonae, Sonaecom, PT or their combined businesses after completion of the proposed U.S. and Portuguese offers, based on the Purchasers’ current expectations or beliefs.  Forward-looking statements are statements that are not historical facts.  These forward-looking statements may relate to, among other things:  management strategies; synergies and cost savings; future operations, products and services; integration of the businesses; market position; planned asset disposal and capital expenditures; net debt levels and EBITDA; and
earnings per share growth, dividend policy and timing and benefits of the offer and the combined company.  These forward-looking statements are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forwarding-looking statements, including, but not limited to, changes in regulation, the telecommunications industry and economic conditions; the ability to integrate the businesses; obtaining any applicable governmental approvals and complying with any conditions related thereto; costs relating to the offer and the integration; litigation; and the effects of competition. Forward-looking statements may be identified by words such as “believes,” “expects,” “anticipates,” “projects,” “intends,” “should,” “seeks,”
“estimates,” “future” or similar expressions.  Although these statements reflect our current expectations, which we believe are reasonable, investors and PT shareholders are cautioned that forward-looking information and statements are subject to various risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results and developments to differ materially from those expressed in, or implied or projected by, the
forward-looking information and statements.   You are cautioned not to put undue reliance on any forward-looking information or statements. We do not undertake any obligation to update any forward-looking information or statements.

1

Timetable and process

Six critical milestones

Non-opposition from the AdC1 (December 22) and authorization from
ERC and ISP1

Registration of our Offer obtained from CMVM1 (January 12)

Financing completed

PT EGM convened (to take place on March 2)

Four achieved

EGM approval of amendments to the articles

Acceptance of our Offer by more than 50% of PT’s share capital

Two pending

1 AdC – Autoridade da Concorr ência (Portuguese Competition Authority); ERC – Entidade Reguladora para a Comunicação Social; ISP – Instituto de Seguros de Portugal; CMVM - Comissão do
Mercado de Valores Mobiliários

Main Events

1

6

Offer

registration

12 Jan

3

5

D+53

              Mar 9

d+37

Mar 2

                         Offer Period (approximately 8 weeks)

CMVM

Final prospectus registered

EGM

Expiration
   of the
    Offer

7

  D+56

  Mar 12

Special
session in
Euronext
Lisbon

EGM
called

2

D day

16 Jan

Offer period commences

SEC filing

4

Roadshow

      Jan 30 – Feb 12

Sonaecom roadshow,

prior to PT’s EGM

8

  D+59

  Mar 15

Settlement
of the Offer

Tender Offer Timetable

d

Jan 24

Why should you attend the EGM and vote in favour of
proposed changes?

What is
proposed?

Removal of current single-shareholder1 10% voting rights restriction under the articles

Authorization of Sonaecom’s purchase of more than 10% of PT share

Why should
you attend and
vote in favour?

If the EGM rejects Sonaecom's conditions, the Offer will fail

EGM approval provides a cash exit at €9.50 per share until March 9

Voting in favour of the EGM resolutions delivers optionality to shareholders

Key EGM
thresholds

1  Acting for itself or on behalf of others

2  Requires non-opposition from holders of A shares

Quorum to approve removal of
single-shareholder 10% voting rights

restrictions

EGM

1/3

of outstanding PT share capital

2/3

2

of shares present or represented at EGM

Votes to approve removal of
single-shareholder 10% voting rights

restrictions

Your participation at the EGM is critical

EGM participation

Participationat
EGM(2)

33.3%

40%

45%

50%

55%

60%

65%

70%

75%

80%

85%

90%

95%

100%

% of PT share
capital required
to block(3)

11.1%

13.3%

15.0%

16.7%

18.3%

20.0%

21.7%

23.3%

25.0%

26.7%

28.3%

30.0%

31.7%

33.3%

Largest PT shareholders(1)

% of PT share
capital required
to approve(4)

Note: O/S = outstanding shares

(1)  Source: PT web page (as of January 22, 2007) and Schedule 14D-9 filed by PT with the United States Securities and Exchange Commission (the “SEC”) on January 19, 2007

(2)  Corresponds to the percentage of outstanding PT share capital present or represented at the EGM

(3)  Corresponds to percentage of outstanding PT share capital needed to block the proposed amendments to the articles, depending on participation at the EGM (1/3 of the shares present or represented)

(4)  Corresponds to percentage of outstanding PT share capital needed to approve the proposed amendments to the articles, depending on participation at the EGM (2/3 of the shares present or represented)

66.7%

63.3%

60.0%

56.7%

53.3%

50.0%

46.7%

43.3%

40.0%

36.7%

33.3%

30.0%

26.7%

22.2%

Name of shareholder

City

Total Holding

Total % O/S

Telefónica

Madrid

112,473,826

9.96%

Grupo Espirito Santo

Lisbon

87,734,177

7.77%

Brandes Investment Partners

San Diego

86,529,121

7.67%

Caixa Geral De Dep

ó

sitos

Lisbon

57,740,600

5.11%

Telmex

Me

xico

City

38,460,000

3.41%

Ongoing Strategy Investments

Lisbon

34,012,746

3.01%

Paulson & Partners

New York

26,385,303

2.34%

Credit Suisse

Geneve

24,874,847

2.20%

Fidelity Group

London

23,592,185

2.09%

Fundacao Jose Berardo

Lisbon

23,357,466

2.07

%

Barclays

London

23,216,664

2.07%

UBS

London

22,779,481

2.02%

Total identified

561,156,416

49.72%

Steps you should take to vote at the EGM

EGM to take place on: March 2

Deadline to submit letters of representation to the PT Chairman of the
EGM: February 27

Deadline to submit letter from bank confirming PT shares are blocked and declaration that no more than 10% of PT’s voting rights are attributable: February 23

Deadline to submit internet vote: February 27

Deadline to exercise correspondence vote: February 23

Deadline to submit letter for voting by internet/correspondence to the PT
Chairman of the EGM: February 9

Deadlines related
to EGM voting
process and
mechanics

Source: PT EGM Notice published on January 26, 2007

You can vote at the EGM by physically attending the EGM, instructing your local custodian to vote your shares or voting through internet/correspondence

SONAECOM

Santander Investment

JPMorgan

Innisfree
M&A Incorporated

Mellon
Mellon Investor Services

Key contact details

Chris Lawrie, CFO

Tel +351 93 100 2270

Patricia Mendes, Investor Relations

Tel +351 93 100 2223

Jake Donavan, Head of European Telco IB

Tel +44 207 325 6857

João E. Simão, Head of Investment Banking Portugal

Tel +351 21 389 3582

Acacio Rego, Executive Director

Tel +351 21 389 3570

U.S. Offer Information Agent

Arthur B. Crozier: Tel +1 212 750 5837

U.S. Offer Tender Agent

Telephone confirmation +1 201 620 4860

Note: U.S. Co-Dealer Managers to the Offer are J.P. Morgan Securities Inc. and Santander Investment Securities Inc.

1

Sonaecom offers premium value and cash certainty today

Main considerations regarding Sonaecom’s Offer

A significant premium to PT’s volume-weighted average price prior to the preliminary announcement (February 6, 2006)

A significant premium to trading comparables

A significant premium to transaction comparables

A significant premium to market analysts’ fair values

Sonaecom’s

Offer of €9.50

per share is fair

and fully reflects

PT’s value

Dividend paid during 2006 was higher than initial assumption of €0.385 per share

PT has performed poorly in 2006

PT’s future outlook has worsened since February 2006

If more conservative assumptions are applied, PT’s unfunded pension and healthcare liabilities could be substantially higher

Remedies imposed by the AdC had a significant negative impact over the initially expected synergies1

Despite a number

of negative factors,

Sonaecom’s Offer

remains

unchanged at €9.50

per share…

Sonaecom offers a premium and certain value in cash today

PT offers uncertainty and inferior value over more than two years

… and is superior

to what is being

proposed by PT

in its stand-alone
plan

1   Current synergies assumed to be €1.5bn, based on the median of analysts' estimates (based on the median estimates published by Millennium BCP Inv. on 01/12/06 and BPI on 26/09/06). The
initial analysts’ median synergies estimates, before the release of the Portuguese Competition Authority final remedies, were referred to be approximately €2.0bn. Impact of final remedies estimated by market analysts’ to be approximately €0.5bn

€7.87
€9.50
PT volume-weighted average share price
Sonaecom's Offer

6.7x
7.8x
Telecom peers
Sonaecom's Offer

6.7x
8.0x
Telecom precedents
Sonaecom's Offer

€8.05
€9.10
€11.50
€9.10
€8.02
€7.01
€9.50

Transaction multiples: €2.8bn premium

PT share price 6 months prior to Offer: €2.0bn premium

Market analysts’ fair values are lower than €9.50/share2

Sonaecom’s Offer of €9.50 per share is fair and fully reflects PT’s value

Enterprise value to Last Twelve Months Adjusted EBITDA

PT volume-weighted average share price 6 months prior Feb 6, 2006

Sanford
Bernstein

13-Dec-06

Exane
BNP
Paribas
13-Dec-06

Millennium
BCP Inv

01-Dec-06

Deutsche
Bank

28-Nov-06

Banco

BPI

26-Sep-06

Lehman
Brothers

15-Sep-06

Sonaecom
Offer

Median fair value
per share = €8.58

Trading multiples: €2.4bn premium

Source: Portuguese Prospectus filed with the CMVM on January 12, 2007 and statement on Schedule TO, which includes an offer to purchase and related offer materials, filed with the SEC on January 16, 2007

1 Including €0.475 dividend distributed by PT during 2006 in relation to its 2005 results, the offered consideration represents a premium of 26,7%

2  Market analysts’ views on fair value are primarily driven by DCF and yet meaningfully lower than Sonaecom’s €9.50/share offer

3 Pension-Adjusted EBITDA multiple is calculated using the more conservative assumptions for PT’s pension liability which adds €0.9bn (net of tax) to the size of the liability (please refer to page 13 for additional details)

Enterprise value to Adjusted EBITDA 2007E

8.5x pension-adj.3

8.3x pension-adj.3

+20.7%1

1.1x premium

1.3x premium

Despite a number of negative factors, Sonaecom’s Offer
remains unchanged at €9.50 per share

Sonaecom offered €9.50 based on PT’s then-planned €0.385 per share dividend

By paying €0.475 per share dividend, PT shareholders are receiving €0.09 per share more than initially announced offer price, i.e. €9.59

PT paid a higher

dividend

EBITDA down 5.6% 9M06 vs. 9M05

EBIT down 19.8% 9M06 vs. 9M05

Net income has improved compared to 9M05 only because of one-off tax items

Failure to improve operating results at key business divisions

PT has performed

poorly in 2006

The market analysts’ initially estimated synergies of around €2.0bn. After the release of final remedies by AdC, the median of synergies estimated by market analysts reduced by approximately €0.5bn to €1.5bn1

The remedies support an easy market entrance by an MNO and possibly several
MVNOs

Remedies imposed

by AdC had a
significant negative
impact over the initial
expected synergies

2006-08 consensus adjusted EBITDA projections of international and local investment banks have declined by at least 11% since announcement of
Sonaecom’s offer

PT future outlook has
worsened

Value of liability could be more than €0.9bn (after-tax) using more conservative assumptions

€920mm related to mortality assumptions (gross of tax)

€90mm related to healthcare costs growth rate assumptions (gross of tax)

€312mm related to discount rate on pension and healthcare assumptions
(gross of tax)

PT’s unfunded

pension/healthcare
liabilities could be
substantially higher

Source: Portuguese Prospectus filed with the CMVM on January 12, 2007 and statement on Schedule TO, which includes an offer to purchase and related offer materials, filed with the SEC on January
16, 2007. For the calculation of synergies, source is analysts' reports published by the investment banks Millennium BCP Inv. on 01/12/06 and BPI on 26/09/06

1 Based on the median estimates published by Millennium BCP Inv. on 01/12/06 and BPI on 26/09/06

Negative factors – PT has performed poorly in 2006 – failure to improve operating results at key business divisions

PTC

Line loss and traffic deterioration – total main lines decreased by 1.2% yoy in 3Q06 and total traffic fell by 9.6% yoy

Poor broadband growth – only +22K ADSL retail lines net adds in 3Q06 (vs. +47K in 3Q05)

3Q06 retail wireline revenues (excluding ADSL) down 16% yoy

PTM

Net loss of 28K Pay TV customers (9M06) vs. 36K net additions in 9M05

Net adds in cable broadband customers of only 1K in 9M06, a decrease of 98.4% in relation to
9M05

Vivo

Continue market share loss to GSM operators: now 29.1% vs. 34.5% a year ago (-5.4p.p. in
2006; -16.0p.p. in 3 years)

GSM migration: estimated CAPEX of €400mm; probable customer loss during migration

9M06 EBITDA fell 24.7% in relation to 9M05 (in Brazilian Real)

TMN

Market share under pressure

Customer revenues down 0.6% in 9M06 vs. 9M05

EBITDAP down 4.6% in 9M06 vs. 9M05

PT’s operating
performance in 9M06
vs. 9M05 was worse
than what was initially
expected

Source: PT 3Q06 results announcement

2,351
2,145
Aug-06 consensus
Dec-06 consensus
2,429
2,194
Aug-06 consensus
Dec-06 consensus
2,520
2,309
Aug-06 consensus
Dec-06 consensus

+1%
(10)%
Reuters estimates for Telco peers[1]
PT Adjusted EBITDA

Negative factors – PT's underperformance relative to its telco peers means recent sector re-rating is not relevant

Source: For PT Adjusted EBITDA December-06 consensus estimates, Portuguese Prospectus filed with the CMVM on January 12, 2007 and statement on Schedule TO, which includes an offer to purchase and related offer materials, filed with the SEC on January 16, 2007. August-06 consensus estimates are based on market analysts that published their estimates after release of PT’s
1Q06 results and prior to August 15. Reuters used for the estimates of the peer group. Sonaecom press releases.

(1)  Peer group comprises Western European integrated incumbents being Belgacom, CosmOTE, Deutsche Telekom, France Telecom, Elisa, Fastweb, KPN, Mobistar, OTE, Telecom Italia,
Telefonica, Telekom Austria, Swisscom, TeliaSonera and Telenor

(2) % change of 07 projected EBITDA calculated as the change in the median of the Reuters 2007 Median EBITDA for each telco peer, between the period 15/Aug/06 to 15/Jan/07

(3)  Source: Sonaecom press release published on February 27, 2006, with a justification for the consideration offered (available on CMVM web site); and Reuters as at February 6, 2006

(4)  Applying more conservative assumptions to the calculation of the pension liability, imply that PT’s true liability could be up to €0.9bn (net of tax). Please see next page for further details

Since the telco market re-rating in August 2006, PT projections are down …

-9%

-10%

-8%

2006E

2007E

2008E

PT Adjusted EBITDA (€mm)

…unlike PT’s  telco peers,¹ who have delivered upgrades to their 2007E EBITDA

% change 07 projected EBITDA: Aug-06 to today²

Before Sonaecom's offer, PT was seen as overvalued relative to peers

PT was trading at 6.8x 2006E Adjusted EBITDA, a significant premium to peers trading at 5.2x 2006E EBITDA (3)

Since the offer was announced, Sonaecom's offer multiple has re-rated upwards:

Sonaecom's offer multiple was 7.6x 2006E Adjusted EBITDA in Feb-06

Today it is 8.0x 2006E Adjusted EBITDA due to worsening EBITDA outlook

Further adjusting for the pension liability would add up to 0.4x to the offer multiple, increasing it to 8.5x (4)

Negative factors – applying more conservative assumptions would imply that PT’s pension liability could be up to €0.9bn higher(1)

Source: Portuguese Prospectus filed with the CMVM on January 12, 2007 and statement on Schedule TO, which includes an offer to purchase and related offer materials, filed with the SEC on January 16, 2007

Note: Sonaecom considers PT’s reported unfunded pension liability assumptions as optimistic. By applying more conservative assumptions, Sonaecom believes that different conclusions, still acceptable from an accounting perspective, could be reached. However, this does not call into question the accounting accuracy of PT's financial accounts. Without access to all the information about PT’s pension plan beneficiaries, it is not viable for the
Sonaecom to make judgments about which mortality table, or healthcare costs growth rate should be used or which adjustments should be considered. With regards to the discount rate, however, assuming current market conditions stay the same, Sonaecom would use lower discount rates in the unfunded pension liabilities calculation assumptions.

(1) Value net of Portuguese corporate taxes of 27.5%

(2)  Portuguese life expectancy at birth.  Source: INE Demographics statistics-II.1.1 Population Indicators, 1990-2004

(3)  Assuming PTC population is 75% males

(4)  5.14% as at 30-Jun-06; 4.87% as at 31-Dec-06

(5) Total public health spending per capita.  Source: OECD Health Database (2004), ENPRI-AGIR and Secretariat calculations, 2006-02, p33

(6)  Gross of tax values

(7) After tax-effecting the gross value at 27.5% for valuation purposes, and assuming 1,108mm PT shares after treasury shares

Current
unfunded liability
gross of tax

Mortality table

Healthcare costs
growth rate

Discount rate on
pensions and
healthcare

Alternative
unfunded liability
gross of tax

As at Sep 2006

Before tax adjustment of 27.5%

2,025

A 1990 UK table which assumes that there
have been no improvements to the mortality
of a 65 year-old since 1990

Assumes life expectancy at age 65 is +17
years for males (ie. 82yrs) (3)

Portuguese life expectancy at birth has
improved from 74yrs (1990) to 78yrs (2004)(2)

The updated Spanish PERM2000P table
reflects life expectancy at age 65 of +21yrs

+920

3.5% until Dec-09

3.0% thereafter

Portuguese public healthcare costs have
grown 8.0% over 1970-2002(5)

Assuming 4.5% from Dec-09 is acceptable

+90

PT’s assumptions

An alternative approach

Impact (€mm)(6)

PT reduced the pension deficit as at Jun-06
by €312mm by revising their discount rate
upwards to 5.0%

This was an increase from 4.5% as at the
December 2005 actuarial revision

Bond yields have been falling since June: the
original assumption of 4.5% is more realistic

Yields on the FTSE Euro Corporate Bonds
Over 10yrs Index have fallen from 5.14%(4) to
4.87%(4): and 4.87%(4) is overstating the
yield as it includes all maturities from BBB-

+312

3,347

+€0.9bn or
€0.9 per PT
share(7)

Negative factors – antitrust remedies had a significant negative impact on initial expected estimated synergies 1

Fixed Networks

Obligation to implement vertical separation if Sonaecom keeps copper network

Not enough to separate horizontally

Content

Divest all content assets inside PTM

Cannot bundle content assets with the sale of one of the fixed networks

Mobile

Rapid creation of a new MNO

Divestment of more spectrum than expected

Hinders network synergies responsible for the majority of estimated synergies as Sonaecom will have to invest in more capacity

Network effects: both interconnection, and on-net/off-net

Price-caps that ensure no scope for rational pricing in the Portuguese market

Create conditions to soften mobile customer retention terms and conditions

Three areas where

competition
remedies

were more
aggressive

than expected

Combination of remedies increase market competition

Part of value creation/synergies are being passed directly to consumers

Meaningful synergies will be lost due to sale of spectrum and increasing competition1

With the divestment of spectrum, Sonaecom will need to reinforce its capacity and incur unexpected
Capex

Total combined impact of remedies on analysts' estimated synergies is significant (minus €0.5bn)1

Potential impact on

initial synergies

included in

premium offered

1 Current synergies assumed to be €1.5bn, based on the median of analysts' estimates (based on the median estimates published by Millennium BCP Inv. on 01/12/06 and BPI on 26/09/06).
The initial analysts’ median synergies estimates, before the release of the Portuguese Competition Authority final remedies, were referred to be approximately €2.0bn

1

Conclusion: Sonaecom’s Offer is superior to PT’s stand-alone plan

Sonaecom’s cash Offer is superior to PT’s stand-alone plan

Source: PT defence plan published in January 2007 and PT 3Q06 results announcement. Estimates published by major international and local investment banks and Datastream for multiples calculation.

1 PTMultimedia trading multiple is based on the median of market analysts’ estimates of major investment banks published after the release of PT's 2006 third quarter results. The research reports used were the following: Ixis 10/Nov/06, Bernstein 13/Dec/06, Deutsche Bank 28/Nov/06 and Millennium BCP 27/Dec/06. Equity values used to calculate Enterprise Values (“EV”) are based on closing prices of PTM on January 18, 2007. Net debt and minority interests used to calculate EV referred to last reported financials from PTM as at September 30, 2006

2 Peer cable European trading multiples figure is 9.1x 2007E EBITDA, being the median of the multiples of NTL (adjusted to remove the impact of the non-cable businesses Sit-Up and
Flextech), Liberty Global and Telenet. Equity values used to calculate EVs are based on closing prices of comparable companies on January 18, 2007. Net debt and minority interests as per last reported financials

Of the “Ordinary dividends”

€0.475 has already been paid, and only €0.9 will be received over the next two years

Special dividend not for 6–12 months and will amount to a maximum of €1.9bn

If implemented, shareholders will receive overvalued PTM shares that trade at
15.5x 2007E EBITDA 1 vs. Eurocable peers 9.1x2, and does not account for
PTC/PTM resulting competition/value destruction

PT did not explained how it will generate the required net income to sustain its dividend policy post special dividend distribution

Sonaecom Offers Premium Value and Cash Certainty Today

Returning to the “status quo” equals meaningful downside risk for PT shareholders

1 Source: PT press releases. Vivo’s market cap attributable to PT as of January 18, 2006 (source: Datastream)

2 In case more conservative assumptions regarding mortality tables and healthcare costs growth rate are verified, PT’s net pension liability would increase from the current €1.5bn (net of taxes)
to €2.4bn (net of taxes). For additional information, please refer to the Portuguese Prospectus filed with the CMVM on January 12, 2007 and statement on Schedule TO, which includes an offer to purchase and related offer materials, filed with the SEC on January 16, 2007, and to page 22 of this document

PTC will be facing network based competition for the first time

TMN faces uncertain profit outlook given Portuguese market’s increased competition

Execution of PTM spin-off places significant risk and could destroy value

PT’s international strategy has been a net value destroyer

€6.1bn investment in Brazil       €1.9bn Vivo’s market value today for PT1

Remaining international portfolio composed of minority interests

Potential crystallization of up to €0.9bn additional pension liability2

Core shareholders with potentially divergent interests from the market

Given past track-record, why trust that the current PT management will deliver on its promises?

1

Appendices

Current implied Offer multiple calculation (LTM – 2006E)

Adjusted EBITDA 2006E (€mm)

Source: Portuguese Prospectus filed with the CMVM on January 12, 2007 and statement on Schedule TO, which includes an offer to purchase and related offer materials, filed with the SEC on January 16, 2007

=

/

8.0x

17,172

justed firm value

PT’s implied ad

(1,082)

)

-

Associates value (

03

9

’s minorities (+)

Vivo

1,246

PTM’s minorities (+)

1,468

nfunded pension liabilities (+)

PT’s u

4,108

PT’s net debt (+)

10,528

Implied market cap

1,108

(mm)

s

No. of share

.5

9

Offer price (€/share)

PT adjusted firm value (€mm)

PT’s implied adjusted firm value

€17,172mm

Adjusted EBITDA 2006E

€2,145mm

Implied offer
multiple EV/adj.
EBITDA 2006E

EBITDA 200

6

E

2,

230

Post

-

retirement benefit exp

64

Curtailment costs

(

1

49

)

Adjusted EBITDA 200

6

E

2,1

45

Implied Offer multiple calculation (February vs. December 2006)

FV/Adjusted EBITDA 06E    8.0x

)

72

(

Curtailment costs (-)

141

-

Post-retirement benefit expense (+)

2,356

EBITDA 2006E

2,425

Adjusted EBITDA

,

8,471

1

PT’ s implied adjusted firm value

)

719

(

Associates value (-)

1,075

Vivo’s minorities (+)

6

1,23

PTM’s minorities (+)

1,911

PT’s unfunded pension liabilities (+)

3,940

PT’s net debt (+)

1,028

1

Implied market cap

1,116

No. of shares (mm)

9.89

Adjusted offer price (€/share) 1

Implied Offer multiple as of February 2006 (€mm)

FV/Adjusted EBITDA 06E    7.6x

Source:  Portuguese Prospectus filed with the CMVM on January 12, 2007 and statement on Schedule TO, which includes an offer to purchase and related offer materials, filed with the SEC on January 16, 2007

1 Offer price adjusted for the €0.385 dividend per share that was assumed at the Preliminary Announcement on February 6, 2006

Implied Offer multiple as of December 2006 (€mm)

Offer price (€/share)

9.5

No. of shares (mm)

1,108

Implied market cap

10,528

PT’s net debt (+)

4,108

PT’s unfunded pension liabilities (+)

1,468

PTM’s minorities (+)

1,246

Vivo

’s minorities (+)

903

Associates value (-)

(1,082)

PT’s implied adjusted firm value

17,172

Adjusted EBITDA

2,145

EBITDA 2006E

2,230

Post-retirement benefit expense (+)

64

Curtailment costs (-)

(149)

2,425
2,145
Pre-offer consensus
Dec-06 consensus
2,559
2,194
Pre-offer consensus
Dec-06 consensus
2,589
2,309
Pre-offer consensus
Dec-06 consensus

Additional negative factors – PT Group performance is down
considerably over the last year

PT consolidated adjusted EBITDA consensus (€mm)

-12%

-14%

-11%

2006E

2007E

2008E

Source: Portuguese Prospectus filed with the CMVM on January 12, 2007 and statement on Schedule TO, which includes an offer to purchase and related offer materials, filed with the SEC on
January 16, 2007

45.0%
41.0%
34.5%
29.1%
Dec-03
Dec-04
Dec-05
Dec-06

8,961
8,528
9M05
9M06

2,424

1,824

9M05

9M06

€1.9bn

€ 6.1bn

PT net investments in Brazil

Current market cap of Vivo

attributable to PT

Additional negative factors – Vivo has destroyed value, with its key operating indicators showing further destruction

Vivo destroyed more than €4.2bn to PT shareholders1

Vivo market share evolution since 20032

Total gross investment in Brazil made by PT was
approximately €6.4bn

The net investment was €6.1bn

Considering the value paid by Telefonica to PT
in the joint-venture formed in November 2000
(€100mm) and the disposal of 5% of TCP to
Telefonica in October 2002 (€200mm)

The net investment compares with the current
market value of Vivo attributable to PT,
approximately €1.9bn

Value
destruction:
€4.2bn

1 Source: PT press releases since 1998. Vivo’s market cap as of January 18, 2006 (source: Datastream)

2 Company information, PT and Vivo, and Anatel (the Brazilian telecommunications authority). Market shares referred to the entire Brazilian market

3 Source: PT’s 3Q06 results announcement

Vivo lost more than 16p.p. market share over the last 3 years

Vivo operating performance in 2006 (in BR$mm)3

-4.8%

Operating revenues

-24.7%

EBITDA

Leading to shareholder value destruction of
more than €4.2bn

Summary of the key remedies imposed by AdC

Horizontal separation of the PT Fixed Networks (Copper Fixed Network and Cable Fixed Network)

Vertical separation of the Basic Network from the Copper Fixed Network, establishing separate management, accounting, infrastructure and network functions for the Basic Network

Implement the horizontal separation of the Fixed Networks in accordance with a plan approved by the
Portuguese Competition Authority and by Anacom

Dispose of, at the election of Sonaecom, either the Copper Fixed Network or the Cable Fixed Network to
an acquiror independent from the Sonae Group

In the event that the Cable Fixed Network is transferred to a third party,  implement the vertical separation of the Basic Network in accordance with the model approved by the Portuguese Competition Authority

In the event that neither of the Fixed Networks is sold, within a certain period, to a third party, mandate a competent and qualified third party approved by the Portuguese Competition Authority to transfer one of the Fixed Networks

Return certain frequencies for fixed wireless access via radio (FWA), held either by Sonaecom or PT

Require all the companies controlled by the Combined Company to provide access to all their ducts to third parties in line with the Portuguese telecommunications sector regulator’s directive on the regulated offer of access to ducts (“ORAC PT”)

Mandate a third party chosen jointly by Sonaecom and the Portuguese Competition Authority to supervise
Sonaecom’s compliance with the above Commitments

Fixed

telecommunications

Source: Portuguese Prospectus filed with the CMVM on January 12, 2007 and statement on Schedule TO, which includes an offer to purchase and related offer materials, filed with the SEC on January 16, 2007

Summary of the key remedies imposed by AdC (cont’d)

Entering into MVNO agreements with interested third parties under standard form contracts agreed with AdC and Anacom

Facilitating the entry of a new MNO by

Making available to carriers certain rights of use of frequencies of the radio electric spectrum
GSM900, GSM1800 and UMTS

Disposing of sites

Entering into regional MVNO agreements with the new MNO

Making available co-location conditions

Creating conditions to “soften” network effects

Respecting “Price Cap” mechanisms

Create conditions to soften mobile customer retention terms and conditions

Mobile

telecommunications

Disposal to a third party of the content businesses currently held by PT Multimedia

Including cinema distribution and exhibition, video wholesale, production and marketing of subscription television channels, development of television transmission rights with premium content and development of mobile phone and internet content transmission businesses

Ensuring conditions for increased competition in the content business

No exclusivity rights will be awarded

Unless the process for granting exclusivity is directed in a fair, transparent, and non-
discriminatory manner, with equal access rights to application information and an objective selection process

Content

Source: Portuguese Prospectus filed with the CMVM on January 12, 2007 and statement on Schedule TO, which includes an offer to purchase and related offer materials, filed with the SEC on January 16, 2007

Breakdown of the PRB Liability (PT Dec.05)

Breakdown of Actuarial and Demographic Assumptions (PT Dec.05)

Pension Obligations Dec05 (€ mn)

Health Care Obligations Dec05 (€ mn)

Total Obligations Dec05 (€ mn)

Source: PT 2005 Consolidated Accounts

Pension Actuarial Assumptions

Health Care Actuarial Assumptions

Overall Demographic Assumptions

Source: PT 2005 Consolidated Accounts

Health care cost trend rate - next 4 years

3.50%

Health care cost trend rate - after 4th year

3.00%

Rate of return on fund assets

6.00%

Discount rate

4.50%

Mortality table:

Males

AM (92)

Females

AF (92)

Males

PA (90)m - less 3 years

(UK table: life expectancy

at 65 = 17yrs)

Females

PA (90)f - less 3 years

(UK table: life expectancy

at 65 = 21yrs)

Turnover of employees: Nil

Disability table: Swiss Reinsurance Company

Pensioners and employees who have taken early retirement

Employees (whilst in active service)

Rate of return on pension fund assets

6.00%

Pension liabilities' discount rate

4.50%

Salary liabilities' discount rate

3.50%

Salary growth rate

3.00%

Pension growth rate

2.00%

Inflation rate

2.00%

Retired, pre-retired and suspended employees

2,523

Salaries and gratuities to pre-retired and

suspended employees

986

Active employees

729

Projected benefit obligations

4,239

Accumulated health care benefit obligation

913

Total projected obligations

5,152

Pension funds assets at fair value

2,200

Plan assets at fair value

316

Assets at fair value

2,516

Unfunded pension obligation

2,039

Unfunded health care benefit obligation

597

Unfunded obligations

2,636

PT PRB liability and assumptions as at December 2005

Breakdown of the PRB Liability (PT Jun.06)

Breakdown of Actuarial and Demographic Assumptions (PT Jun.06)

PT PRB liability and assumptions as at June 2006

Combined impact of these revised
assumptions (from Dec05) was a
decrease in the unfunded PRB
obligation of €312mn

Pension Actuarial Assumptions

Health Care Actuarial Assumptions

Overall Demographic Assumptions

Rate of return on pension fund assets

6.00%

Pension liabilities' discount rate

5.00%

Salary liabilities' discount rate

4.25%

Salary growth rate

3.00%

Pension growth rate

2.00%

Inflation rate

2.00%

Health care cost trend rate - next 3.5 years

3.50%

Health care cost trend rate - after 3.5 years

(Dec-09)

3.00%

Rate of return on fund assets

6.00%

Discount rate

5.00%

Mortality table:

Males

AM (92)

Females

AF (92)

Males

PA (90)m - less 3 years

(UK table: life expectancy

at 65 = 17yrs)

Females

PA (90)f - less 3 years

(UK table: life expectancy

at 65 = 21yrs)

Turnover of employees: Nil

Disability table: Swiss Reinsurance Company

Pensioners and employees who have taken early retirement

Employees (whilst in active service)

Source: PT June 30, 2006 Accounts and  PT PRB presentation – October 2006

Pension Obligations Jun06 (€ mn)

Health Care Obligations Jun06 (€ mn)

Total Obligations Jun06 (€ mn)

Includes
€300mn health
care extra
contribution
made by PT in
May 2006

Retired, pre-retired and suspended employees

N/A

Salaries and gratuities to pre-retired and

suspended employees

N/A

Active employees

N/A

Projected benefit obligations

N/A

Accumulated health care benefit obligation

N/A

Total projected obligations

4,806

Pension funds assets at fair value

N/A

Plan assets at fair value

N/A

Assets at fair value

2,816

Unfunded pension obligation

N/A

Unfunded health care benefit obligation

N/A

Unfunded obligations

1,990

Source: PT June 30, 2006 Accounts and PT PRB presentation – October 2006

Breakdown of the PRB Liability (PT Sep.06)

Breakdown of Actuarial and Demographic Assumptions (PT Sep. 06)

PT PRB liability and assumptions as at September 2006

Combined impact of these revised
assumptions (from Dec05) was a
decrease in the unfunded PRB
obligation of €312mn

Pension Actuarial Assumptions

Health Care Actuarial Assumptions

Overall Demographic Assumptions

Rate of return on pension fund assets

6.00%

Pension liabilities' discount rate

5.00%

Salary liabilities' discount rate

4.25%

Salary growth rate

3.00%

Pension growth rate

2.00%

Inflation rate

2.00%

Health care cost trend rate - next 3.5 years

3.50%

Health care cost trend rate - after 3.5 years

(Dec-09)

3.00%

Rate of return on fund assets

6.00%

Discount rate

5.00%

Mortality table:

Males

AM (92)

Females

AF (92)

Males

PA (90)m - less 3 years

(UK table: life expectancy

at 65 = 17yrs)

Females

PA (90)f - less 3 years

(UK table: life expectancy

at 65 = 21yrs)

Turnover of employees: Nil

Disability table: Swiss Reinsurance Company

Pensioners and employees who have taken early retirement

Employees (whilst in active service)

Source: PT September 30, 2006 Earnings Release

Pension Obligations Sep 06 (€ mn)

Health Care Obligations Sep 06 (€ mn)

Total Obligations Sep 06 (€ mn)

Includes
€300mn health
care extra
contribution
made by PT in
May 2006

Retired, pre-retired and suspended employees

N/A

Salaries and gratuities to pre-retired and

suspended employees

N/A

Active employees

N/A

Projected benefit obligations

N/A

Accumulated health care benefit obligation

N/A

Total projected obligations

4,9bn

Pension funds assets at fair value

N/A

Plan assets at fair value

N/A

Assets at fair value

N/A

Unfunded pension obligation

N/A

Unfunded health care benefit obligation

N/A

Unfunded obligations

2,026

Source: PT September 30, 2006 Earnings Release

29